Exhibit 99.1

En Pointe Technologies, Inc. Reports Financial Results for the First Quarter of Fiscal 2005

•	Revenue up 18.3% Over Prior Year

•	Sixth Consecutive Profitable Quarter

Los Angeles, CA – February 14, 2005 — En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products, services and solutions, today announced consolidated results for its first quarter of fiscal 2005 ended December 31, 2004. Net income for the first quarter of fiscal 2005 was $302,000, or $0.04 per basic and diluted share, a 25.3% improvement over the net income of $241,000, or $0.04 per basic and diluted share, reported in the first quarter of fiscal 2004. Total revenue in the first quarter of fiscal 2005 was $75.3 million, an increase of 18.3% over the $63.6 million reported for the first quarter of fiscal 2004.

“We continue to be pleased with En Pointe’s performance,” said Bob Din, CEO of En Pointe Technologies, Inc. “We believe that the solid results we’ve generated on both the product and service sides of our business have confirmed that our efforts have been focused in the right areas. We will continue to place significant emphasis on driving our business in three key areas: Services, including logistics and managed services; expanding our software licensing business; and, continuing to meet our customers’ information technology fulfillment requirements.”

Service revenue in the quarter ended December 31, 2004 was $11.4 million, off 2.4% from the $11.7 million generated in the first quarter of fiscal 2004, but up 16.3% from the $9.8 million generated in the prior sequential quarter ended September 30, 2004. Service revenue represented 15.1% of total revenue in the quarter ended December 31, 2004. With gross margins of 34.6% realized on service revenue during the first quarter of fiscal 2005, services contributed 44.2% of the Company’s total gross profit.

Product sales increased by 23.0% to $63.9 million in the quarter ended December 31, 2004 from $52.0 million in the quarter ended December 31, 2003. Product sales also increased from the prior sequential quarter ended September 30, 2004 by 3.5%. Product sales represented 84.9% of total revenue during the first quarter of fiscal 2005, generating a gross margin of 7.8%, or 55.8% of total gross profits.

Selling and marketing expenses increased to $6.4 million in the first quarter of fiscal 2005, or by 9.6%, from $5.8 million in the first quarter of fiscal 2004. The increase primarily resulted from increases in commission-related expenses which, in turn, can be attributed to increased revenue.

Operating expenses totaled $8.6 million, or 11.4% of net sales, in the quarter ended December 31, 2004. While up slightly from the $8.4 million reported for the quarter ended December 31, 2003, this represents an improvement as a percent of net sales from 13.2% in the prior year quarter.

As noted in prior press releases, En Pointe has an approximate 38% ownership interest in Premier BPO, Inc., an offshore business process outsourcing provider (“PBPO”). Due to the structure of PBPO’s capitalization and financing and the application of FIN 46 – Financial Accounting Standards Board Interpretation No. 46 “Accounting for Consolidation of Variable

Interest Entities,” the Company recognized net losses attributable to PBPO of approximately $300,000 during the first quarter of fiscal 2005 and may be required to recognize nearly all of PBPO losses in future periods.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream information technology products available in the U.S. while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company’s customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in over 17 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: Changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 725-5212
Fax: (310) 725-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at: sales@enpointe.com or contact us by phone at (310) 725-5200.

En Pointe Technologies, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	September 30,
	2004	2004
ASSETS:
Current assets:
Cash	$9,948	$16,072
Restricted cash	71	71
Accounts receivable, net	38,305	31,571
Inventories, net	6,550	7,105
Prepaid expenses and other current assets	695	578

Total current assets	55,569	55,397
Property and equipment, net	5,687	5,346
Other assets	1,043	689

Total assets	$62,299	$61,432

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable, trade	$14,837	$13,971
Borrowings under lines of credit	17,927	18,309
Accrued liabilities	4,443	4,087
Other current liabilities	1,003	1,151

Total current liabilities	38,210	37,518
Long term liability	4,964	5,628

Total liabilities	43,174	43,146
Minority Interest	842	308
Total stockholders’ equity	18,283	17,978

Total liabilities and stockholders’ equity	$62,299	$61,432

En Pointe Technologies, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three months ended
	December 31,
	2004	2003
Net sales
Product	$63,897	$51,951
Service	11,378	11,657

Total net sales	75,275	63,608
Cost of sales
Product	58,928	48,829
Service	7,441	5,955

Total cost of sales	66,369	54,784
Gross profit
Product	4,969	3,122
Service	3,937	5,702

Total gross profit	8,906	8,824
Selling and marketing expenses	6,351	5,796
General and administrative expenses	2,256	2,626

Operating profit/(loss)	299	402
Interest expense, net	96	205
Other income, net	(113)	(49)
Minority interest	(69)	(10)

Income/(loss) before income taxes and loss reversal income from affiliates	385	256
Provision for income taxes	83	15

Net income/(loss)	$302	$241

Net income/(loss) per share:
Basic	$0.04	$0.04

Diluted	$0.04	$0.04

Weighted average shares outstanding:
Basic	6,817	6,720

Diluted	6,989	6,801